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                                                                    EXHIBIT 23.6

(Jefferies & Company Letterhead)

                                          September 27, 1994

ICN MERGER CORP.
3300 Hyland Avenue
Costa Mesa, CA 92626

Dear Sirs:

We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc., Viratek, Inc., ICN Biomedicals, Inc. and ICN Merger Corp., of our opinion letter appearing as Appendix E in the Joint Proxy Statement/Prospectus, which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                                   JEFFERIES & COMPANY
                                          --------------------------------------
                                                Jefferies & Company, Inc.